Exhibit 15.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-234028, 333-235323 and 333-260359) on Form F-3 and (Nos. 333-194638, 333-194637, 333-180323, 333-165839, and 333-154416) on Form S-8 of AerCap Holdings N.V. of our report dated March 30, 2022, with respect to the consolidated financial statements of AerCap Holdings N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG
Dublin, Ireland
March 30, 2022